FOR IMMEDIATE RELEASE

AROTECH ANNOUNCES RECEIPT OF NASDAQ DELISTING LETTER
AND INTENTION TO APPEAL

Ann Arbor. Michigan - April 7, 2006 - Arotech Corporation (NasdaqNM: ARTX) announced today that on April 6, 2006, the Company received a Nasdaq Staff Determination indicating that it was not in compliance with the report filing requirement for continued listing set forth in Marketplace Rule 4310(c)(14) and that its securities are, therefore, subject to delisting from the Nasdaq National Market.

Nasdaq based this determination on the fact that, in the Company’s Annual Report on Form 10-K that it timely filed with the Securities and Exchange Commission on March 31, 2006, the Company noted, in presenting management’s conclusions that its internal controls were not effective as of December 31, 2005, that management had not yet completed its assessment of the effectiveness of the Company’s internal control over financial reporting. Nasdaq takes the position that the Form 10-K that the Company filed was therefore deficient. The Company believes, based on a review of the relevant rules and precedents, that the fact that management had not yet completed its assessment of the effectiveness of the Company’s internal control over financial reporting did not render its Form 10-K deficient.

In light of its conclusion that its internal controls were not effective as of December 31, 2005, the Company’s management performed additional analyses and other procedures to determine that its 2005 consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States (U.S. GAAP). Accordingly, management indicated in its Form 10-K its belief that the consolidated financial statements included in its Form 10-K fairly present in all material respects the Company’s financial position, results of operations and cash flows for the periods presented.

This matter will be included in the appeal that the Company has requested before Nasdaq Listing Qualifications Panel.

About Arotech Corporation

Arotech Corporation is a leading provider of quality defense and security products for the military, law enforcement and homeland security markets, including multimedia interactive simulators/trainers, lightweight armoring and advanced zinc-air and lithium batteries and chargers. Arotech operates through three major business divisions: Armor, Simulation and Training and Batteries and Power Systems.

Arotech is incorporated in Delaware, with corporate offices in Ann Arbor, Michigan and research, development and production subsidiaries in Alabama, Colorado, Michigan, California and Israel.

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COMPANY CONTACT:
Kim Kelly, VP Corporate Communications, 1-866-317-4677, kim@arotech.com

Except for the historical information herein, the matters discussed in this news release include forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, such as our ability to achieve or maintain net profitability. Forward-looking statements reflect management's current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, readers are cautioned not to place undue reliance on these forward-looking statements, as they are subject to various risks and uncertainties that may cause actual results to vary materially. These risks and uncertainties include, but are not limited to, risks relating to: the ineffectiveness of Arotech’s internal control over financial reporting and disclosure controls and procedures; product and technology development; the uncertainty of the market for Arotech’s products; changing economic conditions; delay, cancellation or non-renewal, in whole or in part, of contracts or of purchase orders; Arotech’s ability to remain listed on the Nasdaq Stock Market in accordance with the Nasdaq’s $1.00 minimum bid price and other continued listing standards; dilution resulting from issuances of Arotech’s common stock upon conversion or payment of its outstanding convertible debt, which would be increasingly dilutive if and to the extent that the market price of Arotech’s stock decreases; and other risk factors detailed in Arotech’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2005, and other filings with the Securities and Exchange Commission. Arotech assumes no obligation to update the information in this release. Reference to the Company’s website above does not constitute incorporation of any of the information thereon into this press release.

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